Exhibit 99.1

Orchids Paper Products Company Announces First Quarter 2018 Results

BRENTWOOD, Tenn., April 25, 2018 /PRNewswire/ -- Orchids Paper Products Company (NYSE American: TIS), a national supplier of high-quality consumer tissue products, today reported results for the quarter ended March 31, 2018. The following table provides selected financial results for first quarter 2018 compared to first quarter 2017 and fourth quarter 2017.

	1Q 2018	1Q 2017	4Q 2017
	(Dollars in thousands, except per share data)
	(unaudited)
Net sales:
Converted product	$ 43,660	$ 32,898	$ 40,504
Parent rolls	4,588	2,456	3,011
Total net sales	$ 48,248	$ 35,354	$ 43,515

Gross profit	$ 2,873	$ 1,969	$ 2,503
Net (loss) income	$ (2,294)	$ (860)	$ 8,876
Diluted net (loss) income per share	$ (0.21)	$ (0.08)	$ 0.85
EBITDA	$ 3,468	$ 2,741	$ 3,657
Adjusted EBITDA	$ 5,306	$ 3,123	$ 5,573

Other Selected Financial Data:
Gross profit margin	6.0%	5.6%	5.8%
EBITDA margin	7.2%	7.8%	8.4%
Adjusted EBITDA margin	11.0%	8.8%	12.8%

Jeff Schoen, President and Chief Executive Officer, stated, "Orchids continues to ramp production volume at its new Barnwell, SC facility, which drove sequential revenue growth of 10.9% in the first quarter of 2018. We expect sales at this facility to continue to increase in coming quarters as a result of continued ramp of ultra-premium retail and parent roll business. The mill is successfully producing ultra-premium quality paper and we are selling excess parent rolls."

"On April 17, 2018, we appointed Mindy Bartel as our new chief financial officer. Ms. Bartel has a strong manufacturing background, with over 25 years of experience in manufacturing and technology service industries. Ms. Bartel's solid background in manufacturing, finance and operations will be a significant asset to Orchids as we continue to execute on our long-term strategic objectives."

"In March 2018, we engaged Guggenheim Securities LLS as a financial advisor to, among other things, explore strategic and financial alternatives for the Company, including to explore possibilities for the Company to repay its existing credit facilities."

First Quarter Results

Revenue
The company reported net sales of $48.2 million in the first quarter of 2018, up 36.5% compared to the year-ago period. Converted product sales were $43.6 million, a year over year increase of 32.7%, and parent roll sales were $4.6 million, up 86.8% over the first quarter of 2017. The increase in converted product sales was a result of the company ramping new customer volume at the Barnwell facility. Parent roll growth was driven by an increase in the volume of excess parent rolls sold from Barnwell.

Gross Profit
Gross profit in the first quarter of 2018 was $2.9 million, an increase from $2.0 million in the first quarter of 2017, or growth of 46%. Gross profit margins increased from 5.6% in the first quarter of 2017 to 6.0% in the first quarter of 2018. The improvement in gross profit margins reflects the favorable impact of the increased sales volume combined with higher average selling prices, primarily due to changes in the mix of products sold. However, gross profit margins remained under pressure from challenging, industry-wide conditions, as input costs, including fiber and freight costs, continued to rise.

Operating Loss
Orchids had a first quarter operating loss of $1.0 million in 2018 and a loss of $0.9 million in the first quarter of 2017. The increase in the operating loss was driven by SG&A increasing to $3.6 million in the first quarter of 2018, up $1.0 million from $2.6 million in the year-ago period. SG&A increased due to professional and consulting fees associated with our previously announced initiatives to review strategic alternatives and our debt refinancing efforts.

Income Tax
The company reported a tax benefit of $1.9 million in the first quarter of 2018 and a tax benefit of $.4 million in the year ago period.

Net Loss
Net loss in the first quarter of 2018 was $2.3 million and diluted loss per share was ($0.21). Net loss and diluted loss per share in the first quarter of 2017 were $0.9 million and ($0.08), respectively.

Liquidity

	1Q 2018	1Q 2017	4Q 2017
Cash Flow Provided by (Used in):
Operating cash flow net of changes in working capital	$ (293)	$ 7,376	$ 1,044
Changes in working capital	(2,246)	(3,763)	4,106
Operating activities	$ (2,539)	$ 3,613	$ 5,150
Investing activities	$ (1,145)	$ (18,027)	$ (5,084)
Financing activities	$ 2,788	$ 11,465	$ 1,672

Cash, including restricted cash, beginning	$ 3,826	$ 10,026	$ 2,088
Cash, including restricted cash, ending	$ 2,930	$ 7,077	$ 3,826

Cash (used in) provided by operations was ($2.5) million in the first quarter of 2018, $5.2 million in the fourth quarter of 2017, and $3.6 million in the first quarter of 2017. Changes in working capital (used) provided operating cash flows of ($2.2) million in the first quarter of 2018, $4.1 million in the fourth quarter of 2017, and ($3.8) million in the first quarter of 2017.

Conference Call/Webcast
The Company will hold a teleconference to discuss its first quarter results at 11:30 a.m. (ET) on Thursday, April 26, 2018. All interested parties may participate in the teleconference by calling 888-346-7791 and requesting the Orchids Paper Products teleconference. A question and answer session will be part of the teleconference's agenda. Those intending to access the teleconference should dial in fifteen minutes prior to the start. The call may also be accessed live via webcast through the Company's website at www.orchidspaper.com under "Investors." A replay of the teleconference will be available for 30 days on the Company's website.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States in the statement of income, balance sheet or statement of cash flows of a company. The non-GAAP financial measures used within this press release are: (1) EBITDA, (2) Adjusted EBITDA, (3) Operating Cash Flow excluding changes in working capital, (4) Changes in working capital, (5) Adjusted net (loss) income and (6) Adjusted net (loss) income per diluted share.

EBITDA, Adjusted EBITDA, Operating Cash Flow less changes in working capital, Changes in working capital, and Adjusted net (loss) income and Adjusted net (loss) income per diluted share are not measurements of financial performance under GAAP and should not be considered as an alternative to net income, operating income, diluted net income per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of the Company's liquidity. EBITDA represents net (loss) income before net interest expense, income tax expense, depreciation and amortization. Adjusted represents EBITDA before specified items. Changes in working capital is the subtotal of changes in operating assets and liabilities shown on the Consolidated Statements of Cash Flows. Operating Cash Flow less changes in working capital is Net Cash provided by operating activities less Changes in working capital. Adjusted net (loss) income and Adjusted net (loss) income per diluted share exclude the impact of certain items that management does not believe are indicative of the Company's core operating performance. Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons between periods and between companies by eliminating potential differences caused by variations in capital structures (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the age and book depreciation of facilities and equipment (affecting relative depreciation expense), sporadic expenses (including start-up costs, foreign exchange adjustments, failed refinancing costs, consulting and professional fees, and relocation), and non-cash compensation (affecting stock-based compensation expense). These measures are also commonly used in the industry and are used by the Company's lenders in monitoring adherence to covenants. Management believes that Changes in working capital provides an indication of the cash invested in or provided by changes in operating assets and liabilities and therefore may indicate trends in operating performance and may call out a significant source or use of cash during any period. Operating Cash Flow less changes in working capital is believed to provide an estimate of the cash generated from all operating activities, prior to investments in or liquidations of operating assets and liabilities and therefore may indicate trends in operating performance and may call out significant changes in the generation of cash through operating activities. Management provides Adjusted net (loss) income and Adjusted net (loss) income per diluted share because it believes these measures assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

Forward-Looking Statements
This release contains forward-looking statements that involve certain contingencies and uncertainties. The Company intends these forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," "will" or "continue" or the negative of such terms or other comparable terminology. Such forward-looking statements include, without limitation, the Company's beliefs, expectations, focus and/or plans about future events, including those regarding any potential refinancing, and the terms, conditions, timing and costs of any such refinancing. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. These statements are only predictions.

Factors that could materially affect the Company's actual results, levels of activity, performance or achievements include, without limitation, those detailed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on March 16, 2018.

The Company's actual results may be materially different from what it expects. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

About Orchids Paper Products Company
Orchids Paper Products Company is a customer-focused, national supplier of high quality consumer tissue products primarily serving the at home private label consumer market. The Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins, to serve the value through ultra-premium quality market segments from its operations in northeast Oklahoma, Barnwell, South Carolina and Mexicali, Mexico. The Company provides these products primarily to retail chains throughout the United States. For more information on the Company and its products, visit the Company's website at http://www.orchidspaper.com.

Investor Relations Contact:
Water's Edge Investor Relations Consulting Group
Louie Toma
774-291-6000
louie.toma@watersedgeir.com

Orchids Paper Products Company and Subsidiaries
Selected Income Statement Data
(Dollars in thousands, except per share data) (unaudited)

	1Q 2018	1Q 2017	4Q 2017
Converted product net sales	$ 43,660	$ 32,898	$ 40,504
Parent roll net sales	4,588	2,456	3,011
Total net sales	48,248	35,354	43,515
Cost of sales less depreciation	41,302	30,161	36,826
Depreciation in cost of sales	4,073	3,224	4,186
Total cost of sales	45,375	33,385	41,012
Gross profit	2,873	1,969	2,503
Selling, general & administrative expenses	3,633	2,619	2,778
Intangibles amortization	233	233	232
Operating loss	(993)	(883)	(507)
Interest expense	3,389	517	3,075
Other (income) expense, net	(155)	(167)	254
Loss before income taxes	(4,227)	(1,233)	(3,836)
Benefits from income taxes	(1,933)	(373)	(12,712)
Net (loss) income	$ (2,294)	$ (860)	$ 8,876

Average number of shares outstanding, basic	10,670,348	10,301,308	10,496,113
Average number of shares outstanding, diluted	10,670,348	10,301,308	10,502,148

Net (loss) income per share:
Basic	$ (0.21)	$ (0.08)	$ 0.85
Diluted	$ (0.21)	$ (0.08)	$ 0.85

Cash dividends paid	$ -	$ -	$ -
Cash dividends per share	$ -	$ 0.35	$ -

Orchids Paper Products Company and Subsidiaries
Selected Balance Sheet Data
(Dollars in thousands)

	Mar. 31, 2018	Dec. 31, 2017
	(unaudited)
Cash	$ 2,776	$ 3,823
Accounts receivable, net	14,193	11,825
Inventory, net	19,929	20,563
Other current assets	3,280	3,182
Property plant and equipment	371,657	370,761
Accumulated depreciation	(89,076)	(85,003)
Net property plant and equipment	282,581	285,758
Intangibles and goodwill, net	20,906	21,139
Other long-term assets	173	245
Total assets	$ 343,838	$ 346,535

Accounts payable, inclusive of amounts due to related parties	$ 15,207	$ 15,458
Other current liabilities	2,323	3,519
Current portion of long-term debt	172,158	168,903
Deferred income taxes	9,340	11,595
Long-term liabilities	5,290	5,273
Total stockholders' equity	139,520	141,787
Total liabilities and stockholders' equity	$ 343,838	$ 346,535

Debt, current and long term	$ 172,190	$ 168,936

Orchids Paper Products Company and Subsidiaries
Reconciliations of Non-GAAP and GAAP Measurements
(Dollars in thousands) (unaudited)

	1Q 2018	1Q 2017	4Q 2017
Net (loss) income	$ (2,294)	$ (860)	$ 8,876
Federal tax rate change	-	-	(11,037)
Adjustments, after tax (1):
Barnwell start-up costs	434	153	696
Foreign exchange (gain) loss	3	(11)	(4)
Relocation costs	9	(3)	42
Stock compensation expense	25	48	22
Failed debt refinancing costs	193	-	184
Consulting and other professional fees	334	-	-
Amortization of intangible assets	126	114	114
Adjusted net loss (2)	$ (1,170)	$ (559)	$ (1,107)

Net (loss) income per diluted share	$ (0.21)	$ (0.08)	$ 0.85
Adjusted net loss per diluted share (2)	$ (0.11)	$ (0.05)	$ (0.11)
Weighted average diluted shares	10,670,348	10,301,308	10,502,148

(1)	Tax effect was calculated using the estimated annual effective tax rate for the period presented.
(2)	Adjusted net loss and adjusted net loss per diluted share exclude the impact of the listed items that we do not believe are indicative of our core operating performance.

Orchids Paper Products Company and Subsidiaries
Reconciliations of Non-GAAP and GAAP Measurements (continued)
(Dollars in thousands) (unaudited)

	1Q 2018	1Q 2017	4Q 2017
EBITDA Reconciliation:
Net (loss) income	$ (2,294)	$ (860)	$ 8,876
Plus: Interest expense	3,389	517	3,075
Plus: Income tax benefit	(1,933)	(373)	(12,712)
Plus: Depreciation	4,073	3,224	4,186
Plus: Intangible amortization	233	233	232
Earnings Before Interest, Income Taxes, Depreciation, and Amortization (EBITDA)	$ 3,468	$ 2,741	$ 3,657

Adjusted EBITDA Reconciliation:
EBITDA	$ 3,468	$ 2,741	$ 3,657
Plus: Barnwell start-up costs	800	312	1,420
Plus: Foreign exchange (gain) loss	5	(22)	(8)
Plus: Relocation costs	16	(6)	85
Plus: Stock compensation expense	46	98	44
Plus: Failed debt refinancing costs	355	-	375
Plus: Consulting and other professional fees	616	-	-
Adjusted EBITDA	$ 5,306	$ 3,123	$ 5,573

Operating Cash Flow Reconciliation:
Cash Flows From Operating Activities
Net (loss) income	$ (2,294)	$ (860)	$ 8,876
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,483	3,550	4,569
Provision for doubtful accounts	(273)	20	323
Deferred income taxes	(2,255)	4,568	(12,769)
Stock compensation expense	46	98	45
Operating cash flow excluding changes in working capital	(293)	7,376	1,044
Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(2,841)	(2,412)	3,822
Inventories	634	152	321
Income taxes receivable	41	(3,105)	2,886
Prepaid expenses	374	266	265
Other assets	456	(54)	(495)
Accounts payable	(2)	1,629	(2,748)
Accrued liabilities	(908)	(239)	55
Changes in working capital	(2,246)	(3,763)	4,106
Net cash (used in) provided by operating activities	$ (2,539)	$ 3,613	$ 5,150